Securities and Exchange Commission
                  Washington, D.C. 20549

                         FORM S-8
                  Registration Statement
                          Under
                The Securities Act of 1933

                Internet Media Corporation
   (Exact name of Registrant as specified in its charter)

         NEVADA                            72-1346591
(State or other jurisdiction of          (IRS Employer
incorporation or organization)         Identification No.)

    8748 Quarters Lake Road, Baton Rouge, Louisiana 70809
(Address of principal executive offices, including zip code)

   INTERNET COMMUNICATIONS CONSULTING SERVICES AGREEMENT
                 (Full title of the plan)

                     David M. Loflin
                        President
                Internet Media Corporation
                  8748 Quarters Lake Road
               Baton Rouge, Louisiana 70809
           (Name and address of agent for service)

                         Copy to:

                  Eric Newlan, Esquire
                     NEWLAN & NEWLAN
              2512 Program Drive, Suite 101
                    Dallas, Texas 75220
                      (214) 654-9520

            CALCULATION OF REGISTRATION FEE

                        Proposed
                        maximum   Proposed
Title of                offering  maximum
securities  Amount      price     aggregate  Amount of
to be       to be       per       offering   registration
registered  registered  share(1)  price(1)   fee

Common
 Stock,
 $.0001
 par
 value      22,667      $2.00(1)   $45,334   $12.92
            Shares

(1) The maximum offering price was calculated pursuant to Rule 457(c).

                INTERNET MEDIA CORPORATION
              Cross Reference Sheet Required By
                Item 501(b) of Regulation S-K

Form S-8 Item Number           Caption in Prospectus
and Caption

1.  Forepart of Registration   Facing Page of Registration
    Statement and Outside      Statement and Cover Page
    Front Cover Page of        of Prospectus
    Prospectus

2.  Inside Front and Outside   Inside Cover Page of
    Back Cover Pages of        Prospectus and Outside Cover
    Prospectus                 Page of Prospectus

3.  Summary Information,       Not Applicable
    Risk Factors and Ratio
    of Earnings to Fixed
    Charges

4.  Use of Proceeds            Not Applicable

5.  Determination of Offering  Not Applicable
    Price

6.  Dilution                   Not Applicable

7.  Selling Security Holders   Sales by Selling Shareholder

8.  Plan of Distribution       Cover Page of Prospectus and
                               Sales by Selling Shareholder

9.  Description of             Internet Communications
    Securities to              Consulting Services Agree-
    be Registered              ment and Issuance of Common
                               Stock; Sales by Selling
                               Shareholder

10. Interest of Named          Not Applicable
    Experts and Counsel

11. Material Changes           Not Applicable

12. Incorporation of Certain   Incorporation of Certain
    Information by Reference   Information by Reference

13. Disclosure of Commission   Indemnification
    Position on Indemni-
    fication or Securities
    Act Liabilities
PROSPECTUS

                  Internet Media Corporation

                 22,667 Shares of Common Stock
                  ($.0001 par value per share)

          Issued Pursuant to a Internet Communications
                 Consulting Services Agreement

This Prospectus is part of a Registration Statement which registers 22,667 shares of Common Stock, $.0001 par value per share (the "Common Stock"), of Internet Media Corporation, a Nevada corporation (the "Company"), which have been issued, as described herein, to Geoff Newlan, d/b/a jara.com productions ("jara.com"), consultants to the Company, pursuant to a Internet Communications Consulting Services Agreement under which the Company has issued 22,667 shares of Common Stock to jara.com (such securities being referred to herein as the "jara.com Securities"). Jara.com is a selling shareholder under this Prospectus and is referred to herein as the "Selling Shareholder". All of the jara.com Securities were issued to the Selling Shareholder pursuant to a written compensation contract which provided for the issuance of the jara.com Securities. The Company has been advised by the Selling Shareholder that it may sell all or a portion of its shares of Common Stock from time to time in the over-the-counter market in negotiated transactions, directly or through brokers, or otherwise, and that such shares will be sold at market prices prevailing at the time of such sales or at negotiated prices.

No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor the issuance of any of the jara.com Securities under the terms of the aforementioned Internet Communications Consulting Services Agreement shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE
COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS
PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

      The date of the Prospectus is August 14, 1998

                     AVAILABLE INFORMATION

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed with the Commission can be inspected and copied at the Public Reference Section of the Commission at its principal offices located at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's Common Stock trades in the over-the-counter market on the OTC Electronic Bulletin Board under the symbol "USRF".

The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to 22,667 shares of the Company's Common Stock, issued to a consultant of the Company pursuant to a written Internet Communications Consulting Services Agreement. This Prospectus, which constitutes Part I of the Registration Statement, omits certain information with respect to the Company and the shares of Common Stock offered by the Prospectus. Reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office located in Washington, D.C. (at the above address) upon payment of the fees prescribed by the Rules and Regulations of the Commission, or examined free of charge. Also, the Registration Statement, with exhibits, may be examined on and/or downloaded from the Internet at: http://www.sec.gov/cgi-bin/srch-edgar.

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and made a part hereof:

  1. The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;

  2. The Company's Current Report on Form 8-K, date of event: 7-24-98; and

  3. The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1998.

All reports and documents filed by the Company pursuant to
Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of each such document.
Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

The Company hereby undertakes to provide, without charge, to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to: Corporate Secretary, Internet Media Corporation, 8748 Quarters Lake Road, Baton Rouge, Louisiana 70809; telephone (504) 922-7744.

                         THE COMPANY

The Company's primary focus is on the development and exploitation of its proprietary Wireless Internet Access
System.  In February 1998, the Company obtained its first
Wireless Internet customer in Baton Rouge, Louisiana.
Substantially all of the Company's business efforts and resources will, for the foreseeable future, be committed to its Wireless Internet business segment. In exploiting its Wireless Internet business opportunity, it is the Company's plan either (1) to acquire an existing hard-wire dependent, dial-up Internet Service Provider [ISP] in a particular market and "plug-in" its proprietary Wireless Internet
Access System or (2) construct a Wireless Internet Access
System in a particular market. The Company is seeking capital with which to exploit its Wireless Internet technology.

In July 1998, the Company changed its name to "Internet Media Corporation". The Company was incorporated on November 1, 1996, under the name "Media Entertainment, Inc.", to act as a holding company primarily in the wireless cable and community (low power) television industries. To this end, the Company acquired Winter Entertainment, Inc.
(WEI), which owns and operates a community (low power) television station in Baton Rouge, Louisiana, and Missouri Cable TV Corp. (MCTV), which owns the licenses necessary to operate wireless cable systems in Poplar Bluff and Lebanon, Missouri, has acquired licenses and leases of licenses necessary to operate wireless cable systems in Port Angeles, Washington, Astoria, Oregon, Sand Point, Idaho, The Dalles, Oregon, and Fallon, Nevada, and has acquired licenses necessary to operate community (low power) television stations in Monroe/Rayville, Louisiana, Bainbridge, Georgia, and Natchitoches, Louisiana. The Company has, for the foreseeable future, abandoned its efforts to develop its wireless cable properties, due to current market conditions.

In July 1998, the Company executed an agreement to acquire an ISP located in St. George, Utah, for cash. The St. George ISP has over 1,400 customers. The closing under the acquisition agreement is scheduled for the middle of September 1998. In August 1998, the Company executed an agreement to acquire an ISP located in Santa Fe, New Mexico, for cash. The Santa Fe ISP has approximately 140 customers. The closing under the acquisition agreement is scheduled for September 1, 1998.

   INTERNET COMMUNICATIONS CONSULTING SERVICES AGREEMENT
               AND ISSUANCE OF COMMON STOCK

General

On March 20, 1998, the Company entered into an Internet Communications Consulting Services Agreement with Geoff Newlan, d/b/a jara.com, (the Selling Shareholder). The Company has issued 22,667 shares of Company Common Stock pursuant to such Internet Communications Consulting Services Agreement. This Prospectus relates to the 22,667 shares issued to jara.com. Under the terms of the Internet Communications Consulting Services Agreement, the Selling Shareholder has agreed to provide consulting services with respect to financial public relations and related activities. None of the securities to which this Prospectus relates is issued pursuant to any program or plan and are not being administered by either the Board of Directors of the Company or any committee of the Board of Directors organized for that purpose.

Federal Income Tax Effects

Under the Internet Communications Consulting Services Agreement pursuant to which the jara.com Securities were issued, the jara.com Securities were valued at $.375 per share, or $8,500 in the aggregate. The issuance of the jara.com Securities will result in the recognition of taxable income to the Selling Shareholder. Correspondingly, the Company will be entitled to a deduction equal to the amount of ordinary income charged to the Selling Shareholder.

Restrictions Under Securities Laws

The sale of any shares of Common Stock issued under the Internet Communications Consulting Services Agreement must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater shareholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under Federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective
Registration Statement, Rule 144 or any other applicable exemption.

               SALES BY SELLING SHAREHOLDER

The following table sets forth the name of the Selling
Shareholder, the amount of shares of Common Stock held, directly or indirectly, the amount of Common Stock to be owned by the Selling Shareholder following sale of such shares of Common Stock and the percentage of shares of Common Stock to be owned by the Selling Shareholder following completion of such offering (based on 7,015,120 shares of Common Stock of the Company outstanding as of the date of this Prospectus).

                                    Shares      Percentage
                Number              to be       to be
Name            of       Shares     Owned       Owned
of Selling      Shares   to be      After       After
Shareholder     Owned    Offered    Offering    Offering

jara.com        22,667   22,667      -0-         -0-

                  DESCRIPTION OF SECURITIES

Common Stock

Each share of Common Stock is entitled to one (1) vote at all meetings of shareholders. All shares of Common Stock are equal to each other with respect to liquidation rights and dividend rights. There are no preemptive rights to purchase any additional shares of Common Stock. The Articles of Incorporation of the Company prohibit cumulative voting in the election of directors. The absence of cumulative voting means that holders of more than 50% of the shares voting for the election of directors can elect all directors if they choose to do so. In such event, the holders of the remaining shares of Common Stock will not be entitled to elect any director. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum at a meeting of shareholders. In the event of liquidation, dissolution or winding up of the Company, holders of shares of Common Stock will be entitled to receive, on a pro rata basis, all assets of the Company remaining after satisfaction of all liabilities.

Transfer Agent

The transfer agent for the shares of Common Stock of the Company is Securities Transfer Corporation, 16910 Dallas
Parkway, Suite 100, Dallas, Texas 75248.

                       INDEMNIFICATION

The Company currently is seeking officer and director liability insurance, though none has been obtained as of the date of this Prospectus.

Article X of the Articles of Incorporation of the Company provides that no director or officer of the Company shall be personally liable to the Company or its shareholders for damages for breach of fiduciary duty as a director officer; provided, however, that such provision shall not eliminate or limit the liability of a director or officer for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (2) the payment of dividends in violation of law. Any repeal or modification of Article X shall be prospective only and shall not adversely affect any right or protection of a director or officer of the Company existing at the time of such repeal or modification for any breach covered by Article X which occurred prior to any such repeal or modification. The effect of Article X of the Company's Articles of Incorporation is that Company directors and officers will experience no monetary loss for damages arising out of actions taken (or not taken) in such capacities, except for damages arising out of intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of law.

As permitted by Nevada law, the Company's Bylaws provide that the Company will indemnify its directors and officers against expense and liabilities they incur to defend, settle or satisfy any civil, including any action alleging negligence, or criminal action brought against them on account of their being or having been Company directors or officers unless, in any such action, they are judged to have acted with gross negligence or willful misconduct. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                       LEGAL MATTERS

Legal matters in connection with the securities being offered hereby will be passed upon for the Company by Newlan
& Newlan, Attorneys at Law, Dallas, Texas. Newlan & Newlan owned, as of the date of this Prospectus, 203,000 shares of Company Common Stock.

                         EXPERTS

The consolidated financial statements of the Company included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Weaver and Tidwell, L.L.P., Certified Public Accountants, independent certified public accountants, given on the authority of that firm as experts in auditing and accounting.
                           PART II

     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The documents listed in (a) and (d) below are incorporated by reference in this Registration Statement. All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 14(d) of the Securities Exchange Act of 1934 (the Exchange Act), prior to the filing of a post-effective amendment which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

  (a) The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997;

  (b) The Company's Current Report on Form 8-K, date of event: 7-24-98;

  (c) The Company's Quarterly Report on Form 10-QSB for the period ended March 31, 1998; and

  (d) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to above.

Item 4.  Description of Securities.

The Company is authorized to issue up to 100,000,000 shares of Common Stock, $.0001 par value per share. The holders of Company Common Stock will be entitled to one vote per share on each matter submitted to a vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and, therefore, a majority of the shares of outstanding Common Stock will be able to elect the entire Board of Directors of the Company and, if they do so, minority shareholders would not be able to elect any persons to the Board of Directors. The Company's bylaws provide that a majority in number of the issued and outstanding shares of the Company shall constitute a quorum for shareholders' meetings, except with respect to certain matters for which a greater percentage quorum is required by statute or the bylaws.

Shareholders of the Company will have no preemptive rights to acquire additional shares of Common Stock or other securities. The Common Stock will not be subject to redemption and will carry no subscription or conversion rights. In the event of liquidation of the Company, the shares of Common Stock will be entitled to share equally in corporate assets after satisfaction of all liabilities. The shares of Common Stock, when issued, will be fully paid and non-assessable.

Holders of Common Stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company intends to expand its business through reinvestment of profits, if any, and does not anticipate that it will pay dividends in the foreseeable future.

The Board of Directors has the authority to issue the authorized but unissued shares without action by the shareholders.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Nevada Revised Statutes 78.037 is incorporated herein by this reference.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934 or the Rules and Regulations of the Securities and Exchange Commission thereunder may be permitted under said indemnification provisions of the law, or otherwise, the Company has been advised that, in the opinion the Securities and Exchange Commission, any such indemnification is against public policy and is, therefore, unenforceable.

Item 7.  Exemption from Registration Claimed.

Inasmuch as the consultant who received shares of Common Stock of the Company is knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transaction was undertaken in reliance on the exemption from registration provided by Section 4(2) of the Act. As a condition precedent to such grant, the consultant was required to express an investment intent and consent to the imprinting of a restrictive legend on each stock certificate to be received from the Company in the absence of sale pursuant to an effective Registration Statement.

Item 8.  Exhibits.

Exhibit       Description
 5.1          Opinion of Newlan & Newlan, Attorneys at Law,
              re: Legality
10.1          Internet Communications Consulting Services
              Agreement, dated as of March 20, 1998, between Registrant and Geoff Newlan, d/b/a jara.com
23.1          Consent of Weaver and Tidwell, L.L.P.,
              Certified Public Accountants
23.2          Consent of Newlan & Newlan, Attorneys at Law

Item 9.  Undertakings.

  (1)  The undersigned Registrant hereby undertakes:

    (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

    (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) Insofar as indemnification for liabilities arising under the Act may be permitted to Directors, officers and controlling persons of Registrant pursuant to the foregoing provisions, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a Director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that is has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the dates shown below.

INTERNET MEDIA CORPORATION


By: /s/ David M. Loflin
     David M. Loflin
     President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated:

Signatures                 Title         Date



/s/ David M. Loflin        President     August 14, 1998
David M. Loflin            (Principal
                           Executive
                           Officer and
                           Principal
                           Accounting
                           Officer) and
                           Director

/s/ Waddell D. Loflin      Vice          August 14, 1998
Waddell D. Loflin          President
                           and Director


                           Director      August   , 1998
Richard N. Gill


/s/ Ross S. Bravata        Director      August   , 1998
Ross S. Bravata


                           Director      August   , 1998
Michael Cohn

                     INDEX TO EXHIBITS

                INTERNET MEDIA CORPORATION

Exhibit No.     Description

   5.1          Opinion of Newlan & Newlan, Attorneys at
                Law, re: Legality

  10.1          Internet Communications Consulting Services
                Agreement, dated as of March 20, 1998,
                between Registrant and Geoff Newlan, d/b/a jara.com

  23.1          Consent of Weaver and Tidwell, L.L.P.,
                Certified Public Accountants

  23.2          Consent of Newlan & Newlan, Attorneys at Law

                     ------------------
                          Exhibit 5.1
                      ------------------

August 13, 1998

Internet Media Corporation
8748 Quarters Lake Road
Baton Rouge, Louisiana 70809

Re:  Registration Statement on Form S-8 of
     Internet Media Corporation Common
     Stock Issued Pursuant to an Internet
     Communications Consulting Agreement
     with Geoff Newlan, d/b/a jara.com

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Internet Media Corporation, a Nevada corporation (the "Company"), of 22,667 shares of Company common stock, $.0001 par value per share (the "Common Stock"), issued to Geoff Newlan, d/ba/ jara.com, pursuant to an Internet Communications Consulting Services Agreement (the "Agreement") approved by resolution of the Company's Board of Directors on March 20, 1998.

In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostatic or other copies of the Agreement, the Company's Articles of Incorporation, Bylaws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified copies of all copies submitted to us as conformed, photostatic or other copies. In passing upon certain corporate records and the documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and express no opinion thereon.

Based upon and in reliance upon the foregoing, it is our opinion that the Common Stock issued pursuant to the Agreement is validly issued, fully paid and non-assessable.
We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

Very truly yours,


/s/

NEWLAN & NEWLAN

                      ------------------
                         Exhibit 10.1
                      ------------------

   INTERNET COMMUNICATIONS CONSULTING SERVICES AGREEMENT

This Agreement is made as of the 20th day of March, 1998, by and between Geoff Newlan, d/b/a jara.com productions
("Consultant"), and Media Entertainment, Inc., a Nevada corporation (the "Company").

WHEREAS, Consultant possesses experience in the field of Internet communications, in general, and web site design, in particular; and

WHEREAS, the Company is a publicly-held company and files periodic reports pursuant to the requirements of the Securities Exchange Act of 1934; and

WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

  1. The Company hereby engages Consultant to render consulting services with respect to Internet communications, in general, and web site design, in particular. Consultant hereby accepts such engagement and agrees to render such consulting services as are listed on Exhibit "A" attached hereto and incorporated herein by this reference, throughout the term of this Agreement. It is acknowledged by the Company that Consultant is a licensed attorney and that the services to be provided by Consultant are not being so provided by Consultant in his capacity as an attorney.

  Anything contained herein to the contrary notwithstanding, Consultant shall not render services hereunder in connection with the offer or sale of securities in a capital-raising transaction, in keeping with the proscription thereof contained in Section A of the General Instructions as to the use of Form S-8 promulgated by the Securities and Exchange Commission.

  It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company's name or on behalf of the Company, in any manner. The parties intend that Consultant shall perform its services required hereunder as an independent contractor.

  2. The term of this Agreement shall commence upon the date of this Agreement and shall continue for one year.

  3. In consideration of the services to be performed by Consultant, the Company agrees to pay the sum of $8,500, payable by the issuance to Consultant of shares of the Company's $.0001 par value Common Stock, as follows: $8,500 shall be divided by the closing bid price of the Company's
Common Stock (as reported by the NASD's OTC Electronic
Bulletin Board) on the date of this Agreement, which shall yield the number of shares to be issued to Consultant hereunder. By way of example only, should the closing bid price of the Company's Common Stock be $1.00 per share, Consultant would be issued 8,500 shares of Company Common
Stock hereunder.

  The Company agrees that it will, at its cost, register with the Securities and Exchange Commission all of the shares of Company Common Stock issued to Consultant hereunder pursuant to a Registration Statement on Form S-8, at Consultant's request, as soon as it can comply with the legal requirements of filing such Registration Statement.
It is acknowledged that the Company cannot presently effect the filing of such a Registration Statement and that there is no assurance that the Company will ever be able to do so.

  4. The Company represents and warrants to Consultant that:

    A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

    B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

    C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

  5. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will not directly or indirectly buy or sell the securities of the Company at any time when it is privy to non-public information.

  Consultant agrees that it will not disseminate any printed or electronic matter, including the web sites described in Exhibit "A" hereto, relating to the Company, without prior written approval of the Company's securities counsel.

  6. Consultant represents and warrants to the Company that the shares of the Company being acquired pursuant to this Agreement are being acquired for its own account and for investment and not with a view to the public resale or distribution of such shares and further acknowledges that the shares being issued have not been registered under the Securities Act or any state securities law and are "restricted securities", as that term is defined in Rule 144 promulgated by the Securities and Exchange Commission, and must be held indefinitely, unless they are subsequently registered or an exemption from such registration is available.

  Consultant acknowledges that the share certificate or certificates of the Company issued to it pursuant to this Agreement will bear a legend restricting future transfer in the following, or similar, form:

"THE STOCK REPRESENTED BY THIS CERTIFICATE HAS BEEN ISSUED IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION AFFORDED BY
SECTION 4(2) OF THE SECURITIES ACT OF 1933, AS AMENDED. THE STOCK MAY NOT BE TRANSFERRED WITHOUT REGISTRATION EXCEPT IN A TRANSACTION EXEMPT FROM SUCH REGISTRATION."

  7. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier. Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

  Notices shall be addressed to Consultant at:

  jara.com productions
  Attn: Geoff Newlan
  1114 State Street, Suite 17
  Santa Barbara, California 93101

  and to the Company at:

  Media Entertainment, Inc.
  8748 Quarters Lake Road
  Baton Rouge, Louisiana 70809

  with a copy to:

  Newlan & Newlan, Attorneys at Law
  2512 Program Drive, Suite 101
  Dallas, Texas 75220

  8.  Miscellaneous.

    A. In the event of a dispute between the parties arising out of this Agreement, both Consultant and the Company agree to submit such dispute through the American Arbitration Association (the "Association") at the Association's Dallas, Texas, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment may be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

    B. This Agreement is not assignable in whole or in any part, and shall be binding upon the parties, their heirs, representatives, successors or assigns.
    C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

    D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Louisiana.

MEDIA ENTERTAINMENT, INC.


By: /s/ David M. Loflin
     David M. Loflin
     President


/s/ Geoff Newlam
Geoff Newlan
d/b/a jara.com productions

                        Exhibit "A"
             to Internet and Communications
              Consulting Services Agreement

Consulting services to be provided by Consultant under the Internet Communications Consulting Services Agreement to which this Exhibit "A" is attached include, but shall not be limited to:

1. media-entertainment.com. Consultant shall design a web site under the domain name media-entertainment.com, which design shall include all information provided to Consultant by the Company. Consultant shall arrange, at its own cost, for the hosting of the media-entertainment.com web site. Consultant shall have designed and implemented, that is, made available to all users of the Internet, the "core" of the media-entertainment.com web site within one week of the date of the Internet Communications Consulting Services Agreement to which this Exhibit "A" is attached. The "core" of the media-entertainment.com web site shall focus on the appearance, organization and information relating to the Company, including its filings with the Securities and Exchange Commission. Thereafter, Consultant shall develop, in consultation with the Company, further, "high-tech" features of the media-entertainment.com web site, including, without limitation, current Company stock price information, video capabilities and audio capabilities. Consultant and the Company contemplate that Consultant will, to the best of its ability, attempt to develop the media-entertainment.com into one of the most interesting web sites available on the Internet. In addition, Consultant shall assist in the administration of e-mail delivered to the media-entertainment.com web site.

2. skysurfin.net. Consultant shall design a web site under the domain name skysurfin.net, which design shall include all information provided to Consultant by the Company. Consultant shall arrange, at its own cost, for the hosting of the skysurfin.net web site. Consultant shall have designed and implemented, that is, made available to all users of the Internet, the "core" of the skysurfin.net web site within two weeks of the date of the Internet Communications Consulting Services Agreement to which this Exhibit "A" is attached. The "core" of the skysurfin.net web site shall focus on the appearance, organization and information relating to the skysurfin.net business of the Company. Thereafter, Consultant shall develop, in consultation with the Company, further, "high-tech" features of the skysurfin.net web site, including, without limitation, current Company stock price information, video capabilities, including the broadcast of the Company's low power television signal on the skysurfin.net web site, and audio capabilities. Consultant and the Company contemplate that Consultant will, to the best of its ability, attempt to develop te skysurfin.net into one of the most interesting web sites available on the Internet. In addition, Consultant shall assist in the administration of e-mail delivered to the skysurfin.net web site.

  3. Consultant shall provide expansion and maintenance of the media-entertainment.com and skysurfin.net web sites throughout the term of the Internet Communications
Consulting Services Agreement to which this Exhibit "A" is attached.

                     ----------------
                       Exhibit 23.1
                     ----------------

             CONSENT OF INDEPENDENT AUDITOR

As independent auditors, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated July 13, 1998, relating to the consolidated financial statements of Internet Media Corporation and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statement of operations, changes in stockholders' equity and cash flows for the year ended December 31, 1997, and the period from inception (December 28, 1995) to December 31, 1996, included in the Annual Report on Form 10-KSB of Internet Media Corporation, filed with the Securities and Exchange Commission on July 13, 1998. We also consent to the reference to this firm under the heading "Experts" in this Registration Statement.


/s/

WEAVER AND TIDWELL, L.L.P.
Certified Public Accountants
Fort Worth, Texas
August 14, 1998

                     -----------------
                       Exhibit 23.2
                     -----------------

Consent of Newlan & Newlan is included in the Opinion filed as Exhibit 5.1 hereto